UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

Bitwise 10 Crypto Index Fund

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56270	82-3002349
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Montgomery Street, Suite 200
San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 707-3663

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Bitwise 10 Crypto Index Fund today announced that its 2023 Schedule K-3 reflecting items of international tax relevance is available online. Unitholders requiring this information may access their Schedules K-3 at www.taxpackagesupport.com/bitw.

A limited number of unitholders (primarily foreign unitholders, unitholders computing a foreign tax credit on their tax return and certain corporate and/or partnership unitholders) may need the detailed information disclosed on Schedule K-3 for their specific reporting requirements. To the extent Schedule K-3 is applicable to your federal income tax return filing needs, we encourage you to review the information contained on this form and refer to the appropriate federal laws and guidance or consult with your tax advisor.

To receive an electronic copy of the Schedule K-3 via email, unitholders may call Tax Package Support at (833) 571-2336.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitwise Investment Advisers, LLC as Sponsor of Bitwise 10 Crypto Index Fund (BITW)

Date:	July 1, 2023	By:	/s/ Paul Fusaro
Name: Paul Fusaro Title: Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)*

* As the Registrant is a Trust, this report is being filed on behalf of the Registrant by Bitwise Investment Advisers, LLC in its capacity as the Sponsor of the Registrant. The identified person signing this report is signing in that person's capacity as an authorized officer of Bitwise Investment Advisers, LLC.